Exhibit 10.47

FOURTH AMENDMENT TO LEASE

To the AGREEMENT made this 23 day of October, 2007, by and between Ward Hill Realty Associates, LLC, a Limited Liability Company duly authorized and existing under the laws of the State of New Hampshire, with a principal place of business at 33 So. Commercial Street, Manchester, County of Hillsborough, State of New Hampshire (hereinafter called “Lessor”), and UFP Technologies, Inc.  formerly known as United Foam Plastics Corporation. (hereinafter called “Lessee”).

WHEREAS, Lessor owns certain premises consisting of land and building(s) located at 175 Ward Hill Avenue, in Haverhill, Massachusetts, (hereinafter called “Premises”).

WHEREAS, Lessor and Lessee entered into a lease agreement dated January 15, 1993, of premises located at located at 175 Ward Hill Avenue, in Haverhill, Massachusetts and

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

Term:

The term of the Lease shall be extended for a period of five (5) years beginning on March 1, 2008 and ending on February 28, 2013.

Lessee will reserve the right to renew the lease for one (1) additional, five (5) year option period under the same terms and conditions including an annual adjustment of rent increased in increments of Twenty Five Cents per Square Foot ($0.10 PSF).

If Lessee elects to exercise the option outlined in the Rider attached to the original lease to extend the term, it must do so in writing at any time but not less than One Hundred Twenty (120) days prior to the expiration of the current term, otherwise lessee will be responsible for fulfilling its lease commitment through the expiration of the option period.

Early Termination:

The tenant shall have the right to terminate the Lease at any time after the first nine (9) months of the Extended Lease term by providing the Landlord with ninety (90) days advanced written notice of the Tenant’s election to terminate the Lease and paying the Landlord a termination fee of 25% of the balance of the outstanding Gross Lease obligation, (the Gross Lease obligation includes the Base Rent as well as additional rent),. The early termination fee shall be payable on or before the effective date of the termination date.

Base Rent:

The Base Rent for the first year of the extended term shall be Four Dollars and Twenty Five Cents ($4.25) per square foot, Two Hundred and Seven Thousand, Two Hundred and Eighty One Dollars (207,281.00) annually, payable in advance monthly the sum of Seventeen Thousand Two Hundred and Seventy Three Dollars and Forty Two Cents ($17,273.42).

The Base Rent for the second year of the extended term shall be Four Dollars and Thirty Five Cents ($4.35) per square foot,  Two Hundred Twelve Thousand One Hundred and Fifty Eight Dollars and Twenty Cents ($212,158.20) annually, payable in advance monthly the sum of Seventeen Thousand Six Hundred and Seventy Nine Dollars and Eighty Five Cents ($17,679.85)

The Base Rent for the Third year of the extended term shall be Four Dollars and Forty Five ($4.45) per square foot, Two Hundred Seventeen Thousand Thirty Five Dollars and Forty Cents ($217,035.40)  Thousand Eighty Six Dollars and Twenty Eight Cents ($18,086.28).

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The Base Rent for the Fourth year of the extended term shall be Four Dollars and Fifty Five Cents ($4.55) per square foot, Two Hundred Twenty One Thousand Nine Hundred Twelve Dollars and Sixty Cents ($221,912.60) annually, payable in advance monthly the sum of Eighteen Thousand Dollars, Four Hundred Nine Two Dollars and Seventy Two Cents ($18,492.72).

The Base Rent for the Fifth year of the extended term shall be Four Dollars and Sixty Five Cents ($4.65) per square foot, Two Hundred Twenty Six Thousand Seven Hundred Eighty Nine Dollars and Eighty Cents ($226,789.80) annually, payable in advance monthly the sum of Eighteen Thousand Eight Hundred Ninety Nine Dollars and Fifteen Cents ($18,899.15).

WHEREAS, the parties desire all of the terms and conditions of the lease to remain in full force and effect except as modified herein.

During any such extension term, all of the provisions of the within lease, without limiting the foregoing, those provisions specifying the method of payment of base annual rent and the imposition of maintenance, additional and any other rent items, shall remain in full force.

Except as amended here-in, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this document to be executed and delivered as of the day and year first written above.

LESSOR, Ward Hill Realty Associates, LLC
/s/ Amy Chhom	/s/ Dick Anagnost

Witness	Duly Authorized Officer

LESSEE, UFP Technologies, Inc.
/s/ A.J. Hagan	/s/ Ronald J. Lataille

Witness	Duly Authorized Officer

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